EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-195902 and 333-239544 on Form S-8 of our reports dated February 25, 2021 relating to the financial statements of PG&E Corporation and the effectiveness of PG&E Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 8, 2021